CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$148,180,000	$19,085.58

Reopening supplement no. 10 to pricing supplement no. 1930
To prospectus dated November 14, 2011,
prospectus supplement dated November 14, 2011,
product supplement no. 2-I dated November 14, 2011 and
underlying supplement no. 19-I dated October 31, 2013
Registration Statement No. 333-177923 Dated July 11, 2014 Rule 424(b)(2)
Structured Investments	$148,180,000* Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index due November 27, 2018
General
•
The notes are designed for investors who seek unleveraged exposure to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index minus the Investor Fee, which accrues at a rate of 0.85% per annum and which is deducted on each Observation Date.  Investors should be willing to forgo interest payments and, if the Index Closing Level of the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, be willing to lose some or all of their principal amount at maturity.  Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

•	Unsecured and unsubordinated obligations of JPMorgan Chase & Co. maturing November 27, 2018†
•	Minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof
•
The notes are not commodity futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”).  The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute.  Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

•
The purpose of this reopening supplement no. 10 to pricing supplement no. 1930 is to offer additional notes with an aggregate principal amount of $148,180,000, which we refer to as the “reopened notes.”  $355,362,000 aggregate principal amount of notes were originally issued prior to the date of this reopening supplement, which we refer to as the “original notes.”  The reopened notes will constitute a further issuance of, and will be consolidated with and form a single tranche with, the original notes.

Key Terms
Index:	The J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index (Bloomberg ticker: JBACDJST)
Payment at Maturity:
You will receive at maturity a cash payment equal to the Indicative Note Price as of the Final Observation Date.
You will lose some or all of your principal amount at maturity if, from the Inception Date to the Final Observation Date, the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted on each Observation Date and which will reduce your final payment.

Indicative Note Price:
On the Inception Date, the Indicative Note Price of each $1,000 principal amount note will be $1,000.

On each subsequent Observation Date, the Indicative Note Price of each $1,000 principal amount note will be equal to:

(a)  (i) the Indicative Note Price as of the immediately preceding Observation Date multiplied by (ii) the Index Factor as of that Observation Date minus
(b)  the Investor Fee as of that Observation Date.

If the amount calculated above is less than zero, the Indicative Note Price on that Observation Date will be $0.

Investor Fee:
On any Observation Date, the product of:

(a)  the Indicative Note Price as of the immediately preceding Observation Date;
(b)  the Investor Fee Percentage; and
(c)  (i) the number of calendar days from and including the immediately preceding Observation Date to and excluding that Observation Date divided by (ii) 360

Investor Fee Percentage:	0.85%
Index Factor:	On any Observation Date, (a) the Index Closing Level on that Observation Date divided by (b) the Index Closing Level on the immediately preceding Observation Date
Index Closing Level on the Inception Date:	100.8236
Inception Date:	November 22, 2013
Reopening Pricing Date:	July 11, 2014, which is the date on which the reopened notes were priced.
Reopening Issue Date (Settlement Date):	For the reopened notes, on or about July 16, 2014
Observation Dates†:	Each business day from and including the Inception Date to and including November 21, 2018 (the “Final Observation Date”)
Maturity Date†:	November 27, 2018
CUSIP:	48126NTE7
†
Subject to postponement in the event of a market disruption event and as described under “Supplemental Terms of the Notes — Postponement of a Determination Date — Notes linked solely to the Index” in the accompanying underlying supplement no. 19-I and “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 2-I or early acceleration in the event of a commodity hedging disruption event as described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Early Acceleration of Payment on the Notes” in the accompanying product supplement no. 2-I and in “Selected Risk Considerations — We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” in this reopening supplement

Investing in the Return Notes involves a number of risks.  See “Risk Factors” beginning on page PS-16 of the accompanying product supplement no. 2-I, “Risk Factors” beginning on page US-4 of the accompanying underlying supplement no. 19-I  and “Selected Risk Considerations” beginning on page RS-5 of this reopening supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this reopening supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.

*  The notes offered hereby, which we refer to as the “reopened notes,” constitute a further issuance of, and will be consolidated with and form a single tranche with, the $355,362,000 aggregate principal amount of our Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index due November 27, 2018 originally issued prior to the date of this reopening supplement, which we refer to as the “original notes.”  The reopened notes will have the same CUSIP as the original notes and will trade interchangeably with the original notes.  References to the “notes” will collectively refer to the reopened notes and the original notes.  After the issuance of the reopened notes, the aggregate principal amount of the outstanding notes of this tranche will be $503,542,000.
	Price to Public (1)	Fees and Commissions (2)	Proceeds to Issuer
Per note	$1,050.770	$—	$1,050.770
Total	$155,703,098.60	$—	$155,703,098.60

(1)	See “Supplemental Use of Proceeds” in this reopening supplement for information about the components of the price to public of the notes.

(2)
J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Chase & Co., will not receive selling commissions on the notes, but will receive the aggregate profits generated from the deduction of the Investor Fee to cover ongoing payments related to the distribution of the notes and as a structuring fee for developing the notes.  See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-89 of the accompanying product supplement no. 2-I.

The total aggregate principal amount of the reopened notes offered by this reopening supplement was not purchased by investors.  JPMS will retain the unsold portion of the offering of $19,327,000 aggregate principal amount notes and has agreed to hold those notes for investment for a period of at least 30 days.  This unsold portion may affect the supply of notes available for secondary trading and, therefore, could adversely affect the price of the notes in the secondary market.  Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

The estimated value of the notes on the Reopening Pricing Date as determined by JPMS was $1,050.770 per $1,000 principal amount note, but the notes are subject to an Investor Fee.  See “Key Terms — Investor Fee” above.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

July 11, 2014

Additional Terms Specific to the Notes

You should read this reopening supplement no. 10 to pricing supplement no. 1930 together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 2-I dated November 14, 2011 and underlying supplement no. 19-I dated October 31, 2013. This reopening supplement, together with the documents listed below, contains the terms of the notes, supplements the pricing supplement related hereto and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 2-I and “Risk Factors” in the accompanying underlying supplement no. 19-I, as the notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 2-I dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007591/e46165_424b2.pdf

•	Underlying supplement no. 19-I dated October 31, 2013:
http://www.sec.gov/Archives/edgar/data/19617/000089109213009003/e56039_424b2.pdf

•	Prospectus supplement dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf

•	Prospectus dated November 14, 2011:
http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.  As used in this reopening supplement, the “Company, “ “we,” “us” and “our” refer to JPMorgan Chase & Co.

Supplemental Terms of the Notes

For purposes of the notes offered by this reopening supplement:

(a)
each Observation Date is a “Determination Date” as described in the accompanying product supplement no. 2-I and is subject to postponement as described under “Supplemental Terms of the Notes — Postponement of a Determination Date — Notes linked solely to the Index” in the accompanying underlying supplement no. 19-I;

(b)
the consequences of a commodity hedging disruption event are described under “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Early Acceleration of Payment on the Notes” in the accompanying product supplement no. 2-I; and

(c)
for the avoidance of doubt, the Index Return, the Initial Index Level and Ending Index Level referred to in the accompanying product supplement no. 2-I are not used in the calculation of the payment at maturity, and statements in the accompanying product supplement no. 2-I referring the Initial Index Level or the Ending Index Level should be disregarded.

Supplemental Information Relating to the Index and the Bloomberg Commodity Index (Formerly Known as the Dow Jones-UBS Commodity Index)

Effective July 1, 2014, Bloomberg Finance L.P. has assumed the responsibility for the calculation and administration of the Dow Jones-UBS Commodity Index and its sub-indices from DJI Opco, LLC, and the Dow Jones-UBS Commodity Index has been renamed the “Bloomberg Commodity Index,” with corresponding name changes to its sub-indices.  As a result, all references in the accompanying underlying supplement no. 19-I to:

•	the “Dow Jones-UBS Commodity Index” are deemed to refer to the “Bloomberg Commodity Index,” with corresponding name changes to references to its sub-indices;

•
“UBS Securities LLC,” “UBS,” “DJI Opco, LLC” and “DJI Opco” are deemed to refer to “Bloomberg Finance L.P.,” except in the context of any discussion of the ownership of the Bloomberg Commodity Index, which continues to be owned by UBS, and except that for all calculations and determinations relating to the Index before July 1, 2014, these references will remain unchanged; and

•
“DJUBS-related Entity” are deemed to refer to “Bloomberg-related Entity,” which means Bloomberg Finance L.P. (or any of its successors or affiliates), except that for all calculations and determinations relating to the Index before July 1, 2014, these references will remain unchanged.

In addition, in order to reflect the change to the entity responsible for the calculation and administration of the Bloomberg Commodity Index and other related changes, a portion of the rules governing the Index (the “Index Rules”) has been amended as of July 11, 2014.  The amended portion of the Index Rules are attached to this reopening supplement as Appendix A, which replaces and supersedes in their entirety pages A-35 to A-42 of Annex A to the accompanying underlying supplement no. 19-I.

JPMorgan Structured Investments —	RS-1
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

The J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

The J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index was developed and is maintained and calculated by J.P. Morgan Securities plc (“JPMS plc” or the “Index Calculation Agent”). The Index is a notional dynamic index that tracks the return of seven weighted synthetic excess return sub-indices (each, an “Index Constituent” and, collectively, the “Index Constituents”) that reference futures contracts on 22 specified commodities (each, an “Underlying Commodity” and, collectively, the “Underlying Commodities”) as set forth in the table on the following page, plus the return on three-month U.S. Treasury bills.

Each of the four Index Constituents that are Single Commodity Constituents (as defined below) is a single-commodity index (i.e., an index that tracks futures contracts on a single commodity), and each of the three Index Constituents that are Commodity Sector Constituents (as defined below) tracks multiple single-commodity indices.  We refer to each of these single-commodity indices as an “Underlying Commodity Index.”

The Single Commodity Constituents provide exposure to gold, silver, live cattle and lean hogs, and the Commodity Sector Constituents provide exposure to the energy, base metals and agriculture sectors.  Each Underlying Commodity Index utilizes a contract selection framework that is intended to outperform a comparable index that maintains exposure to front-months contracts on the relevant commodity.  No assurance can be given that the investment strategy on which any Underlying Commodity Index is based will be successful or that any Underlying Commodity Index will outperform any alternative strategy that might be employed with respect to the relevant futures contracts.

The Index rebalances monthly, and on each rebalancing date, (a) each Single Commodity Constituent is assigned a weight that, as of the relevant determination date, is equal to the most recently published weight of the Bloomberg commodity sub-index that references the Underlying Commodity associated with that Single Commodity Constituent and (b) each Commodity Sector Constituent is assigned a weight that, as of the relevant determination date, is equal to the sum of the most recently published weights of the Bloomberg commodity sub-indices that reference the Underlying Commodities associated with that Commodity Sector Constituent.

Each Commodity Sector Constituent, however, does not provide exposure to all of the Underlying Commodity Indices it references.  Instead, each Commodity Sector Constituent allocates its exposure equally among only two or three Underlying Commodity Indices, which are selected each week by reference to the degree of backwardation or contango that exists between certain futures contracts associated with the relevant Underlying Commodities, where those with the highest degree of backwardation (or, in the absence of backwardation, the lowest degree of contango) are selected.  “Backwardation” refers to the situation where the futures contracts for a commodity with a delivery month further in time have lower contract prices than futures contracts for the same commodity with a delivery month closer in time.  “Contango” refers to the situation where the futures contracts for a commodity with a delivery month further in time have higher contract prices than futures contracts for the same commodity with a delivery month closer in time.  For additional information about the Commodity Sector Constituents, see “Background on the J.P. Morgan Backwardation Sector Indices” in the accompanying underlying supplement no. 19-I.

Accordingly, the Index does not provide exposure to futures contracts on all of the 22 specified commodities at the same time.  At any given time, the Index provides exposure to futures contracts on gold, silver, live cattle and lean hogs, and futures contracts on some, but not all, of the commodities in the energy, base metals and agriculture sectors.

The 22 Underlying Commodity Indices include eleven Contag Beta Indices (as defined under “Background on the J.P. Morgan Contag Beta Indices” in the accompanying underlying supplement no. 19-I), two JPMCCI Ex-Front Month Indices (as defined under “Background on the JPMCCI Ex-Front Month Indices” in the accompanying underlying supplement no. 19-I) and nine Seasonal Roll Indices (as defined under “Background on the JPMorgan Seasonal Roll Indices” in the accompanying underlying supplement no. 19-I).

Contag Beta Indices.  Each Contag Beta Index is a notional rules-based proprietary index that is intended to capture the return of the synthetic exposure to a single commodity (the “Contag Beta Relevant Commodity”), which is represented by a commodity futures contract selected by a methodology developed by JPMS plc, which we refer to as the “Selection Methodology.”  The Selection Methodology uses, among other criteria, the slope of the futures curve for the Contag Beta Relevant Commodity underlying the applicable Contag Beta Index to select the futures contract for that Contag Beta Relevant Commodity with the highest level of backwardation (or in the absence of backwardation, the least amount of contango), subject to certain limitations (the “Contag Contract”).  If there is no futures contract for the Contag Beta Relevant Commodity with backwardation, the Selection Methodology will select the futures contract with the lowest level of contango.  For additional information about the Contag Beta Indices, see “Background on the J.P. Morgan Contag Beta Indices” in the accompanying underlying supplement no. 19-I.

JPMCCI Ex-Front Month Indices.  The JPMCCI Ex-Front Month Indices are members of the JPMorgan Commodity Curve Index (“JPMCCI”) family, which seeks to offer a diversified approach to passive commodity investing that excludes the front-month contract.  Unlike other commodity indices that focus exposure at a single maturity (traditionally, the front month contract or a single deferred contract), each JPMCCI Ex-Front Month Index seeks to track exposure along the entire futures curve (i.e., exposure to futures contracts with different maturities), other than the front month, for the commodity included in that JPMCCI Ex-Front Month Index in proportion to their “open interest.”  Open interest refers to the total number of outstanding futures contracts with respect to a particular commodity that are held by market participants.  At any time, open interest refers to the total number of open futures contracts with respect to a particular physical commodity at any time and can be used to determine the approximate size of a particular commodity futures market, a segment of that market or the market for an individual commodity futures contract.  The JPMCCI Ex-Front Month Indices are ex-front month indices that exclude the first near month futures contract (as long as exposure is provided to at least one futures contract from a later month).  The futures contracts included in each JPMCCI Ex-Front Month Index are not selected based on any backwardation methodology.  For additional information about the JPMCCI

JPMorgan Structured Investments —	RS-2
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

Ex-Front Month Indices, see “Background on the JPMCCI Ex-Front Month Indices” in the accompanying underlying supplement no. 19-I.

Seasonal Roll Indices. Each Seasonal Roll Index is a notional rules-based proprietary strategy that aims to replicate the returns of a long position in exchange-traded futures contracts on a single Underlying Commodity.  Unlike other commodity indices that maintain exposure to futures contracts at a specified maturity (traditionally, the front-month contract), each Seasonal Roll Index seeks to track exposure only to a single specified contract or two specified contracts, as applicable, over the course of each year.  The contract or contracts referenced by each Seasonal Roll Index were determined based on the historical trading characteristics of exchange-traded futures contracts on the relevant Underlying Commodity, taking into account liquidity and market practice, with the intention of creating an index that would outperform a comparable index that maintains exposure to front-months contracts on the same Underlying Commodity.  The futures contracts included in each Seasonal Roll Index are not selected based on any backwardation methodology.  For additional information about the Seasonal Roll Indices, see “Background on the JPMorgan Seasonal Roll Indices” in the accompanying underlying supplement no. 19-I.

No assurance can be given that the investment strategy used to construct the Index or any Index Constituent will be successful or that the Index will outperform any alternative strategy that might be constructed from the Index Constituents.  Even though the name of the Index includes “backwardation,” some of the strategies underlying the Index do not reference backwardation.

The Index is described as a “notional” or “synthetic” portfolio or basket because its reported value does not represent the value of any actual assets held by any person, and there is no actual portfolio of assets in which any person has any ownership interest.  The level of the Index at any point reflects the return of the hypothetical uncollateralized portfolio composed of the Index Constituents, plus the return on three-month U.S. Treasury bills.

The following table sets forth the Underlying Index for each of the seven Index Constituents, as well as their respective commodity sectors (where applicable), Underlying Commodities and Bloomberg Tickers.

Underlying Index	Commodity Sector	Underlying Commodity(ies)	Bloomberg Ticker
J.P. Morgan Contag Beta Gold Excess Return Index	None	Gold	JCTABGCE <Index>
J.P. Morgan Contag Beta Silver Excess Return Index	None	Silver	JCTABSIE <Index>
JPMorgan Commodity Curve Ex-Front Month Live Cattle Excess Return Index	None	Live Cattle	JMCXXLCE <Index>
JPMorgan Commodity Curve Ex-Front Month Lean Hogs Excess Return Index	None	Lean Hogs	JMCXXLHE <Index>
J.P. Morgan Backwardation Select Energy Sector Excess Return Index	Energy	WTI Crude Oil, Brent Crude Oil, Heating Oil, Gasoline (RBOB), Natural Gas	JBACSENE <Index>
J.P. Morgan Backwardation Select Base Metals Sector Excess Return Index	Base Metals	Aluminum, Comex Copper, Nickel, Zinc	JBACSBME <Index>
J.P. Morgan Backwardation Select Agriculture Sector Excess Return Index	Agriculture	Soybean Oil, Corn, Cotton, Coffee, Sugar, Soybean, Wheat, Kansas Wheat, Soybean Meal	JBACSAGE <Index>

The level of the Index is published under the Bloomberg ticker symbol “JBACDJST <Index>.”  For additional information about the Index, see “The J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index” in the accompanying underlying supplement no. 19-I, as supplemented by “Supplemental Information Relating to the Index and the Bloomberg Commodity Index (Formerly Known as the Dow Jones-UBS Commodity Index)” in this reopening supplement.

JPMorgan Structured Investments —	RS-3
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

Selected Purchase Considerations

•
UNCAPPED APPRECIATION POTENTIAL — The notes provide the opportunity to obtain an uncapped return linked to the performance of the Index at maturity, subject to the daily deduction of the Investor Fee.  The notes are not subject to a predetermined maximum return and, accordingly, any return at maturity will be determined based on the performance of the Index, subject to the daily deduction of the Investor Fee.  Because the notes are our unsecured and unsubordinated obligations, payment of any amount on the notes is subject to our ability to pay our obligations as they become due.

•
RETURN LINKED TO THE J.P. MORGAN ENHANCED BETA SELECT BACKWARDATION ALTERNATIVE BENCHMARK TOTAL RETURN INDEX — The return on the notes is linked to the performance of the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index.  The Index is a notional dynamic index that tracks the return of seven weighted Index Constituents, which include Single Commodity Constituents and Commodity Sector Constituents, that reference futures contracts on 22 Underlying Commodities, plus the return on three-month U.S. Treasury bills.  The Single Commodity Constituents provide exposure to gold, silver, live cattle and lean hogs, and the Commodity Sector Constituents provide exposure to the energy, base metals and agriculture sectors.  Each Underlying Commodity Index utilizes a contract selection framework that is intended to outperform a comparable index that maintains exposure to front-months contracts on the relevant commodity.

Each Commodity Sector Constituent, however, does not provide exposure to all of the Underlying Commodity Indices it references.  Instead, each Commodity Sector Constituent allocates its exposure equally among only two or three Underlying Commodity Indices, which are selected each week by reference to the degree of backwardation or contango that exists between certain futures contracts associated with the relevant Underlying Commodities, where those with the highest degree of backwardation (or, in the absence of backwardation, the lowest degree of contango) are selected.  Even though the name of the Index includes “backwardation,” some of the strategies underlying the Index do not reference backwardation.  See “J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index” in this reopening supplement.

•
CAPITAL GAINS TAX TREATMENT — You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 2-I.  The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes.  Assuming this treatment is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year.  However, the Internal Revenue Service (the “IRS”) or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Notwithstanding the discussion under “Material U.S. Federal Income Tax Consequences — Tax Consequences to Non-U.S. Holders — Recent Legislation” in the accompanying product supplement, withholding under legislation commonly referred to as “FATCA” may (if the notes are recharacterized as debt instruments) apply to the Payment at Maturity, as well as to the payment of gross proceeds of a sale of a note after December 31, 2016.  You should consult your tax adviser regarding the potential application of FATCA to the notes.

JPMorgan Structured Investments —	RS-4
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

Selected Risk Considerations

An investment in the notes involves significant risks.  Investing in the notes is not equivalent to investing directly in the Index, any of the Index Constituents or futures contracts underlying the Index, the commodity to which those commodity futures contracts relate or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments related to, any of the foregoing.  In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 2-I dated November 14, 2011 and in the “Risk Factors” section of the accompanying underlying supplement no 19-I dated October 31, 2013.  You should carefully consider the following discussion of risks before you decide that an investment in the notes is suitable for you.

•
YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal.  You will lose some or all of your principal amount at maturity if, from the Inception Date to the Final Observation Date, the level of the Index decreases or does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted on each Observation Date and which will reduce your final payment.

•
EVEN IF THE LEVEL OF THE INDEX INCREASES, YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL AMOUNT DUE TO THE INVESTOR FEE — The amount of the Investor Fee, which is deducted on each Observation Date, will reduce the payment, if any, you will receive at maturity.  If the level of the Index decreases or even if the level of the Index increases, but the Index does not increase sufficiently to offset the cumulative effect of the Investor Fee, which is deducted daily, you will receive less than your principal amount at maturity.

•
CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes.  Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes.  Any actual or potential change in our creditworthiness or credit spreads, as determined by the market for taking our credit risk, is likely to adversely affect the value of the notes.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

•
POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as Note Calculation Agent and the calculation agent and sponsor of the Index, the Underlying Commodity Indices and the Backwardation Sector Indices (each, a “J.P. Morgan Commodity Index” and collectively, the “J.P. Morgan Commodity Indices”) and as an agent of the offering of the notes, hedging our obligations under the notes and making the assumptions used to determine the pricing of the notes and the estimated value of the notes on the Reopening Pricing Date, which we refer to as JPMS’s estimated value.  In performing these duties, our economic interests and the economic interests of the Note Calculation Agent and the calculation agent and sponsor of the J.P. Morgan Commodity Indices and other affiliates of ours are potentially adverse to your interests as an investor in the notes.  In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the notes and the value of the notes.  It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines.  Please refer to “Risk Factors” in the accompanying product supplement no. 2-I for additional information about these risks.

•
THE INDEX SPONSOR AND INDEX CALCULATION AGENT OF EACH J.P. MORGAN COMMODITY INDEX ARE AFFILIATES OF OURS, MAY ADJUST THE RELEVANT J.P. MORGAN COMMODITY INDEX IN A WAY THAT AFFECTS ITS LEVEL AND HAVE NO OBLIGATION TO CONSIDER YOUR INTERESTS — JPMS plc, one of our affiliates, currently acts as the index sponsor for the J.P. Morgan Commodity Indices and is responsible for maintaining the J.P. Morgan Commodity Indices and developing the guidelines and policies governing their composition and calculation.  In addition, either JPMS plc or the JPMorgan Global Index Research Group (“GIRG”) currently acts as the index calculation agent for the J.P. Morgan Commodity Indices and the relevant index calculation agent is responsible for calculating the J.P. Morgan Commodity Indices.  The index sponsor and/or the index calculation agent of each J.P. Morgan Commodity Index is entitled to exercise discretion in good faith and in a commercially reasonable manner in relation to that J.P. Morgan Commodity Index, including, but not limited to:

•	the interpretation of the rules governing that J.P. Morgan Commodity Index;

•
the calculation of the level of that J.P. Morgan Commodity Index in the event of certain market disruptions and the determination of the values of one or more constituents in the event of market disruptions or as a result of manifest errors in, or unavailability of, certain values;

•	the removal or replacement of a constituent of that J.P. Morgan Commodity Index upon the occurrence of certain extraordinary events, including changes in law, relating to that constituent; or

•	the cancelation of that J.P. Morgan Commodity Index.

JPMorgan Structured Investments —	RS-5
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

The index sponsor of a J.P. Morgan Commodity Index may also amend the rules governing that J.P. Morgan Commodity Index in its discretion.  See the relevant index description in this underlying supplement for additional information.  Although the relevant index sponsor and index calculation agent will make all determinations and take all action in relation to the relevant J.P. Morgan Commodity Index acting in good faith, it should be noted that the policies and judgments for which the index sponsor and/or the index calculation agent are responsible could have an impact, positive or negative, on the level of the relevant J.P. Morgan Commodity Index and the value of your notes.  For example, the changing of a constituent may affect the performance of the relevant J.P. Morgan Commodity Index, and therefore, the return on the notes, as the replacement constituent may perform significantly better or worse than the affected constituent.

Although judgments, policies and determinations concerning the J.P. Morgan Commodity Indices are made by JPMS plc and/or GIRG, as applicable, JPMorgan Chase & Co. is the ultimate parent company of JPMS plc and GIRG and ultimately controls JPMS plc and GIRG.  Unlike other indices, the maintenance of the J.P. Morgan Commodity Indices (other than the JPMCCI Ex-Front Month Indices) is not governed by an independent committee.  The index sponsor and index calculation agent of each J.P. Morgan Commodity Index have no obligation to consider your interests in taking any actions that might affect the value of your notes. Furthermore, the inclusion of any constituent in a J.P. Morgan Commodity Index is not an investment recommendation by us, the index sponsor or the index calculation agent of that constituent, or any of the securities or futures contracts underlying that constituent.

•
SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS — JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time.  The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the Index Closing Level, including:

•	any actual or potential change in our creditworthiness or credit spreads;

•	customary bid-ask spreads for similarly sized trades;

•	secondary market credit spreads for structured debt issuances;

•	the actual and expected volatility of the Index;

•	the time to maturity of the notes;

•	supply and demand trends at any time for the commodities upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on those commodities;

•	the market price of the commodities upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on those commodities;

•	interest and yield rates in the market generally; and

•	a variety of other economic, financial, political, regulatory, geographical, meteorological and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market.

•
THE J.P. MORGAN COMMODITY INDICES HAVE LIMITED OPERATING HISTORIES AND MAY PERFORM IN UNANTICIPATED WAYS — The Index was established on September 30, 2013 and several of the other J.P. Morgan Commodity Indices were established recently and therefore the J.P. Morgan Commodity Indices have limited operating histories.  Past performance should not be considered indicative of future results.

•
HYPOTHETICAL BACK-TESTED DATA RELATING TO THE INDEX DO NOT REPRESENT ACTUAL HISTORICAL DATA AND ARE SUBJECT TO INHERENT LIMITATIONS — The hypothetical back-tested performance of the Index set forth under “Hypothetical Back-tested and Historical Information” in this reopening supplement was calculated on materially the same basis as that on which the performance of the Index is now calculated, but is purely theoretical, does not represent the actual historical performance of the Index and has not been verified by an independent third party.  Alternative modeling techniques or assumptions may produce different hypothetical historical information that might prove to be more appropriate and that might differ significantly from the hypothetical historical information set forth under “Hypothetical Back-tested Data and Historical Information” in this reopening supplement.  In addition, back-tested, hypothetical historical results have inherent limitations.  These back-tested results are achieved by means of a retroactive application of a back-tested model designed with the benefit of hindsight.  As with actual historical data, hypothetical back-tested data should not be taken as an indication of future performance.

•
PRICES OF COMMODITY FUTURES CONTRACTS ARE CHARACTERIZED BY HIGH AND UNPREDICTABLE VOLATILITY, WHICH COULD LEAD TO HIGH AND UNPREDICTABLE VOLATILITY IN THE INDEX — Market prices of the commodity futures contracts included in the Index tend to be highly volatile and may fluctuate rapidly based on numerous factors, including the factors that affect the price of the

JPMorgan Structured Investments —	RS-6
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

commodities underlying the commodity futures contracts included in the Index.  See “The Market Prices of the Commodities Underlying the Futures Contracts Included in the Index Will Affect the Value of the Notes” below.  The prices of commodity futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds.  These variables may create additional investment risks that cause the value of the notes to be more volatile than the values of traditional securities.  As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities.  Many commodities are also highly cyclical.  The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.

•
WE MAY ACCELERATE YOUR NOTES IF A COMMODITY HEDGING DISRUPTION EVENT OCCURS — If we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes due to a commodity hedging disruption event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the Note Calculation Agent.  If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment.  Please see “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event — Early Acceleration of Payment on the Notes” in the accompanying product supplement no. 2-I for more information.

•
COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES — The commodity futures contracts that underlie the Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the notes and affect the level of the Index.  Any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, may have a substantial adverse effect on the value of your notes.  Additionally, under authority provided by the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission on November 5, 2013 proposed rules to establish position limits that will apply to 28 agricultural, metals and energy futures contracts and futures, options and swaps that are economically equivalent to those futures contracts.  The limits will apply to a person’s combined position in futures, options, and swaps on the same underlying commodity.  The rules also would set new aggregation standards for purposes of these position limits and would specify the requirements for designated contract markets and swap execution facilitates to impose position limits on contracts traded on those markets.  The rules, if enacted in their proposed form, may reduce liquidity in the exchange-traded market for those commodity-based futures contracts, which may, in turn, have an adverse effect on the level of the Index and your payment at maturity.  Furthermore, we or our affiliates may be unable as a result of those restrictions to effect transactions necessary to hedge our obligations under the notes resulting in a commodity hedging disruption event, in which case we may, in our sole and absolute discretion, accelerate the payment on your notes.  See “We May Accelerate Your Notes If a Commodity Hedging Disruption Event Occurs” above.

•
THE MARKET PRICES OF THE COMMODITIES UNDERLYING THE FUTURES CONTRACTS INCLUDED IN THE INDEX WILL AFFECT THE VALUE OF THE NOTES — The prices of the commodities upon which the futures contracts that compose the Index are based are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and agricultural, trade, fiscal and exchange control policies.  Many commodities are also highly cyclical.  These factors, some of which are specific to the market for each such commodity, may cause the value of the different commodities upon which the futures contracts that compose the Index are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Index.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•
THE INVESTMENT STRATEGIES ON WHICH THE J.P. MORGAN COMMODITY INDICES ARE BASED MAY NOT BE SUCCESSFUL —The J.P. Morgan Commodity Indices follow proprietary strategies that operate on the basis of predetermined rules.  No assurance can be given that the investment strategy on which any J.P. Morgan Commodity Index is based will be successful or that that J.P. Morgan Commodity Index will outperform any alternative strategy that might be employed with respect to the constituents underlying that J.P. Morgan Commodity Index.  In particular, none of the J.P. Morgan Commodity Indices follows a strategy that accounts for the price momentum or volatility of their underlying constituents.  The methodologies underlying the J.P. Morgan Commodity Indices include complicated mathematical calculations.  Accordingly, an investment in notes linked to the Index may not be appropriate for all investors.  You should discuss any investment in the notes with your professional advisers.

•	EVEN THOUGH THE NAME OF THE INDEX REFERENCES “BACKWARDATION,” SOME OF THE STRATEGIES UNDERLYING THE INDEX DO NOT REFERENCE BACKWARDATION — The Commodity

JPMorgan Structured Investments —	RS-7
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

Sector Constituents provide exposure to only certain of their Underlying Commodities, which are selected each week by reference to the degree of backwardation or contango that exists between certain futures contracts associated with the relevant Underlying Commodities, where those with the highest degree of backwardation (or, in the absence of backwardation, the lowest degree of contango) are selected. The remaining Single Commodity Constituents provide continuous exposure to their respective Underlying Commodities regardless of the backwardation or contango characteristics of those commodities. Accordingly, the Index may underperform a similar index that selects each of its underlying commodities based on the backwardation or contango characteristics of those commodities. In addition, while the Contag Beta Indices (which make up two of the Index Constituents and nine of the Underlying Commodity Indices of the Backwardation Sector Indices) use a contract selection methodology that takes into account backwardation (or contango) of the relevant commodities, the contracts underlying the other Index Constituents and the other Underlying Commodity Indices of the Backwardation Sector Indices are not determined without taking into account backwardation (or contango) of the relevant commodities.

“Backwardation” refers to the situation where the futures contracts for a commodity with a delivery month further in time have lower contract prices than futures contracts for the same commodity with a delivery month closer in time.  “Contango” refers to the situation where the futures contracts for a commodity with a delivery month further in time have higher contract prices than futures contracts for the same commodity with a delivery month closer in time.

•
THE INDEX DOES NOT PROVIDE CONSTANT EXPOSURE TO FUTURES CONTRACTS ON ALL SPECIFIED UNDERLYING COMMODITIES, AND THE INDEX MAY BE MORE VOLATILE AND SUSCEPTIBLE TO PRICE FLUCTUATIONS OF COMMODITIES THAN A BROADER COMMODITY INDEX — The Index does not provide exposure to futures contracts on all of the 22 Underlying Commodities at the same time.  At any given time, the Index provides exposure to futures contracts on gold, silver, live cattle and lean hogs, and futures contracts on some, but not all, of the commodities in the energy, base metals and agriculture sectors.  Futures contracts on commodities that are not represented in the Index at any given time could perform better, perhaps significantly, than the futures contracts that are represented in the Index at that time.  In addition, price volatility in the futures contracts included in the Index will likely have a greater impact on the Index than would be the case with a broader commodity index, and the Index will be more susceptible to fluctuations and declines in value of the physical commodities included in the index.  In addition, the Index may be less representative of the economy and commodity markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

•
CORRELATION OF PERFORMANCES AMONG THE INDEX CONSTITUENTS MAY REDUCE THE PERFORMANCE OF THE NOTES — Performances of the Index Constituents may become highly correlated from time to time during the term of the notes, including, but not limited to, a period in which there is a substantial decline in the Index Constituents.  High correlation during periods of negative returns among the Index Constituents could have an adverse effect on any payment on, and the value of, your notes.

•
CHANGES IN THE VALUE OF THE INDEX CONSTITUENTS MAY OFFSET EACH OTHER — Price movements between the Index Constituents may not correlate with each other.  At a time when the value of one Index Constituent increases, the value of other Index Constituents may not increase as much or may decline.  Therefore, in calculating the level of the Index, increases in the value of some of the Index Constituents may be moderated, or more than offset, by lesser increases or declines in the value of other Index Constituents.

•
AN INVESTMENT IN THE NOTES CARRIES THE RISKS ASSOCIATED WITH THE METHODOLOGY USED TO CALCULATE THE CONTAG BETA INDICES — The Index provides direct and indirect long exposure, in part, to the Contag Beta Indices, which are constructed using a rules-based methodology which uses, along with other criteria, the slope of the commodities futures curve in order to select a particular futures contract for the relevant commodity in which to synthetically gain exposure (the “Selection Methodology”).  The futures contract with the highest level of backwardation is selected for the relevant commodity (a “Contag Contract”), subject to certain limitations.  If there is no futures contract for the relevant commodity with backwardation, the Selection Methodology will select the futures contract with the lowest level of contango for the relevant commodity.

In addition, each Contag Beta Index is synthetically exposed to the futures contract selected as the Contag Contract by the Selection Methodology and that futures contract may, in general, be a deferred futures contract (i.e., a contract having a delivery month further dated than the futures contract with the nearest delivery month).  It is generally expected that such deferred futures contract may have less liquidity than the near-month futures contract (being the nearest-to-deliver) with respect to the same commodity.  A deferred futures contract may also be less well correlated with the spot market (physical) prices of the relevant commodity and exhibit a different level of volatility.  Accordingly, a Contag Beta Index may not perform as well as an index linked to the spot prices of the relevant commodity.

•
AN INVESTMENT IN THE NOTES CARRIES THE RISKS ASSOCIATED WITH THE METHODOLOGY USED TO CALCULATE THE JPMCCI EX-FRONT MONTH INDICES — The Index provides long exposure, in part, to two JPMCCI Ex-Front Month Indices, which seek to offer a diversified and representative approach to

JPMorgan Structured Investments —	RS-8
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

passive commodity investing that excludes the front-month contract.  Unlike other commodity indices that focus exposure at a single maturity (traditionally, the front month contract or a single deferred contract), the JPMCCI Ex-Front Month Indices seek to track exposure along the entire futures curve (i.e., exposure to futures contracts with different maturities), other than the front month, in proportion to their open interest.  No assurance can be given that the investment strategy used to construct the JPMCCI Ex-Front Month Indices will be successful or that the JPMCCI Ex-Front Month Indices will outperform an alternative index that might be constructed from commodity futures contracts that focus exposure at a single maturity.

•
AN INVESTMENT IN THE NOTES CARRIES THE RISKS ASSOCIATED WITH THE METHODOLOGY USED EACH MONTH TO SELECT THE COMPOSITION OF EACH BACKWARDATION SECTOR INDICES — The Index provides long exposure, in part, to the Backwardation Sector Indices.  The weights of the components of the Backwardation Sector Indices are determined each week by reference to the degree of backwardation or contango that exists between certain futures contracts associated with underlying commodities of those components.  In connection with each rebalancing, the ultimate exposure of each Backwardation Sector Indices is allocated equally among only the two or three of its components that have the highest degree of backwardation (or, in the absence of backwardation, the lowest degree of contango), while the weights of the remaining components are set to zero.  No assurance can be given that the methodology for determining the backwardation (or contango) of each component will be successful or that any commodity that is in backwardation at the time it is selected will remain in backwardation during the period in which it is included the relevant Backwardation Sector Index.  No assurance can be given that any Backwardation Sector Index will outperform any alternative index that might be constructed from commodity indices that select components based on backwardation or contango characteristics.

•
AN INVESTMENT IN THE NOTES CARRIES THE RISKS ASSOCIATED WITH THE SEASONAL INVESTMENT STRATEGY EMPLOYED BY EACH SEASONAL ROLL INDEX — One of the Commodity Sector Constituents provides long exposure to the Seasonal Roll Indices.  Unlike other commodity indices that maintain exposure to futures contracts at a specified maturity (traditionally, the front-month contract), each Seasonal Roll Index seeks to track exposure only to a single specified contract or two specified contracts, as applicable, over the course of each year.  The contract or contracts referenced by each Seasonal Roll Index were determined based on the historical trading characteristics of exchange-traded futures contracts on the relevant Underlying Commodity, taking into account liquidity and market practice, with the intention of creating an index that would outperform a comparable index that maintains exposure to front-months contracts.  No assurance can be given that the investment strategy on which any Seasonal Roll Index is based will be successful or that any Seasonal Roll Index will outperform any alternative strategy that might be employed with respect to the relevant exchange-traded futures contracts.

•
A DECISION BY AN EXCHANGE ON WHICH THE FUTURES CONTRACTS UNDERLYING THE INDEX ARE TRADED TO INCREASE MARGIN REQUIREMENTS MAY AFFECT THE LEVEL OF THE INDEX — If an exchange on which the futures contract underlying the Index are traded increases the amount of collateral required to be posted to hold positions in those futures contracts (i.e., the margin requirements), market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the level of the Index to decline significantly.

•
THE NOTES DO NOT OFFER DIRECT EXPOSURE TO COMMODITY SPOT PRICES — The Underlying Commodity Indices track commodity futures contracts, not physical commodities (or their spot prices).  The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity.  A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity.  The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa).  Accordingly, the notes may underperform a similar investment that is linked to commodity spot prices.

•
OWNING THE NOTES IS NOT THE SAME AS OWNING ANY COMMODITIES OR COMMODITY FUTURES CONTRACTS — The return on your notes will not reflect the return you would realize if you actually purchased the futures contracts that compose the Index, the related commodities or other exchange-traded or over-the-counter instruments based on the futures contracts that compose the Index or the related commodities.  You will not have any rights that holders of those assets or instruments have.

•
HIGHER FUTURES PRICES OF THE COMMODITY FUTURES CONTRACTS UNDERLYING THE INDEX RELATIVE TO THE CURRENT PRICES OF THOSE CONTRACTS MAY AFFECT THE LEVEL OF THE INDEX AND THE VALUE OF THE NOTES — The Index is composed of futures contracts on physical commodities.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the exchange-traded futures contracts that compose the Index approach expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in August may

JPMorgan Structured Investments —	RS-9
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

specify an October expiration. As time passes, the contract expiring in October is replaced with a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.” Contango could adversely affect the level of the Index and thus the value of notes linked to the Index. The futures contracts underlying the Index have historically been in contango.

•
SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY MARKETS AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE LEVEL OF THE INDEX, AND THEREFORE THE VALUE OF THE NOTES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the level of the Index and, therefore, the value of your notes.

•
THE T-BILL RETURN INCLUDED IN THE INDEX OVER THE TERM OF THE NOTES MAY BE MINIMAL AND WILL BE AFFECTED BY INTEREST RATE RISK — The return on three-month U.S. Treasury bills has recently been low and could remain at a low level for a considerable period during the term of the notes.  As a result, the return on three-month U.S. Treasury bills included in the Index may have only a minimal positive effect on the level of the Index over the term of the notes.  The return on three-month U.S. Treasury bills will depend on a number of factors, including, but not limited to, changes in, or perceptions about, future rates; general economic conditions; prevailing interest rates; and policy of the Federal Reserve Board regarding interest rates.  These and other factors may have a negative effect on the performance of the Index and the notes.

•
JPMS AND ITS AFFILIATES MAY HAVE PUBLISHED RESEARCH, EXPRESSED OPINIONS OR PROVIDED RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE MARKET VALUE OF THE NOTES — JPMS and its affiliates publish research from time to time on commodity markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes, the Index, the Index Constituents and the futures contracts underlying the Index.

•	NO INTEREST PAYMENTS — As a holder of the notes, you will not receive interest payments.

•
THE INDEX CLOSING LEVEL ON THE FINAL VALUATION DATE MAY BE LESS THAN THE INDEX CLOSING LEVEL ON THE MATURITY DATE OR AT OTHER TIMES DURING THE TERM OF THE NOTES — The Index Closing Level on the maturity date or at other times during the term of the notes, including dates near the Final Observation Date, could be higher than the Index Closing Level on the Final Observation Date.  Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the Index or in the commodity futures contracts underlying the Index.

•
LACK OF LIQUIDITY — The notes will not be listed on any securities exchange.  JPMS intends to offer to purchase the notes in the secondary market but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.  Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes.

JPMorgan Structured Investments —	RS-10
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

What Is the Payment at Maturity, Assuming a Range of Performances for the Index?

The following examples illustrate how the notes would perform at maturity in hypothetical circumstances.  We have included an example in which the Index Closing Level increases at a constant rate of 2% every six months through maturity (Example 1) and an example in which the Index Closing Level decreases at a constant rate of 2% every six months through maturity (Example 2). In addition, Example 3 shows the Index Closing Level increasing at a rate of 2% every six months for the first 2.5 years and then decreasing at a rate of 2% every six months for the next 2.5 years, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing at a rate of 2% every six months for the first 2.5 years, and then increasing at a rate of 2% every six months for the next 2.5 years.  For ease of analysis and presentation, the following examples assume Observation Dates occur semiannually so that the Index Factor, the Investor Fee and the Indicative Note Price are recalculated only twice each year.

These examples highlight the impact of the Investor Fee on the payment at maturity under different circumstances.  Because the Investor Fee takes into account the Index Closing Level performance, the absolute level of the Investor Fee is dependent on the path taken by the Index Closing Level to arrive at its ending level.  As a result, the actual Investor Fee, which is deducted on each Observation Date, may be greater than or less than the hypothetical Investor Fee (which is calculated annually) shown in these examples.  The figures in these examples have been rounded for convenience.  The hypothetical Indicative Note Price of each note for the end of the 10th semiannual period (i.e., the end of year 5) is as of the hypothetical Final Observation Date, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Example 1

Assumptions:

Investor Fee Percentage	0.85% per annum
Index Closing Level on the Inception Date	100.00

Period End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (182.5/360)	(Et-1 × Ct) – Dt
0	100.00	—	—	$1,000.00
1	102.00	1.02	$4.31	$1,015.69
2	104.04	1.02	$4.38	$1,031.63
3	106.12	1.02	$4.45	$1,047.82
4	108.24	1.02	$4.52	$1,064.26
5	110.41	1.02	$4.59	$1,080.96
6	112.62	1.02	$4.66	$1,097.92
7	114.87	1.02	$4.73	$1,115.14
8	117.17	1.02	$4.81	$1,132.64
9	119.51	1.02	$4.88	$1,150.41
10	121.90	1.02	$4.96	$1,168.47

* Assuming that the Investor Fee accrues annually and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated semiannually for purposes of this example. The Investor Fee accrues each calendar day until maturity, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each semiannual period is 182.5.

We cannot predict the actual Indicative Note Price on any Observation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Price and the market value of your notes at any time prior to the maturity date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on the actual Indicative Note Price on the Final Observation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues semiannually and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated semiannually, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the maturity date may be very different from the information reflected in the tables above.

JPMorgan Structured Investments —	RS-11
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

Example 2

Assumptions:

Investor Fee Percentage	0.85% per annum
Index Closing Level on the Inception Date	100.00

Period End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (182.5/360)	(Et-1 × Ct) – Dt
0	100.00	—	—	$1,000.00
1	98.00	0.98	$4.31	$975.69
2	96.04	0.98	$4.20	$951.97
3	94.12	0.98	$4.10	$928.83
4	92.24	0.98	$4.00	$906.25
5	90.39	0.98	$3.91	$884.22
6	88.58	0.98	$3.81	$862.73
7	86.81	0.98	$3.72	$841.76
8	85.08	0.98	$3.63	$821.29
9	83.37	0.98	$3.54	$801.33
10	81.71	0.98	$3.45	$781.85

* Assuming that the Investor Fee accrues annually and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated semiannually for purposes of this example. The Investor Fee accrues each calendar day until maturity, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each semiannual period is 182.5.

Example 3

Assumptions:

Investor Fee Percentage	0.85% per annum
Index Closing Level on the Inception Date	100.00

Period End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (182.5/360)	(Et-1 × Ct) – Dt
0	100.00	—	—	$1,000.00
1	102.00	1.02	$4.31	$1,015.69
2	104.04	1.02	$4.38	$1,031.63
3	106.12	1.02	$4.45	$1,047.82
4	108.24	1.02	$4.52	$1,064.26
5	110.41	1.02	$4.59	$1,080.96
6	108.20	0.98	$4.66	$1,054.68
7	106.04	0.98	$4.54	$1,029.04
8	103.92	0.98	$4.43	$1,004.03
9	101.84	0.98	$4.33	$979.62
10	99.80	0.98	$4.22	$955.81

* Assuming that the Investor Fee accrues annually and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated semiannually for purposes of this example. The Investor Fee accrues each calendar day until maturity, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each semiannual period is 182.5.

We cannot predict the actual Indicative Note Price on any Observation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Price and the market value of your notes at any time prior to the maturity date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on the actual Indicative Note Price on the Final Observation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues semiannually and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated semiannually, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the maturity date may be very different from the information reflected in the tables above.

JPMorgan Structured Investments —	RS-12
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

Example 4

Assumptions:

Investor Fee Percentage	0.85% per annum
Index Closing Level on the Inception Date	100.00

Period End	Hypothetical Index Closing Level	Hypothetical Index Factor*	Hypothetical Investor Fee*†	Hypothetical Indicative Note Price*
A	B	C	D	E

t		Bt / Bt-1	Et-1 × Investor Fee Percentage * (182.5/360)	(Et-1 × Ct) – Dt
0	100.00	—	—	$1,000.00
1	98.00	0.98	$4.31	$975.69
2	96.04	0.98	$4.20	$951.97
3	94.12	0.98	$4.10	$928.83
4	92.24	0.98	$4.00	$906.25
5	90.39	0.98	$3.91	$884.22
6	92.20	1.02	$3.81	$898.10
7	94.04	1.02	$3.87	$912.19
8	95.92	1.02	$3.93	$926.50
9	97.84	1.02	$3.99	$941.04
10	99.80	1.02	$4.05	$955.81

* Assuming that the Investor Fee accrues annually and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated semiannually for purposes of this example. The Investor Fee accrues each calendar day until maturity, and the Index Factor, the Investor Fee and the Indicative Note Price are calculated with respect to each business day after the Inception Date up to and including the Final Observation Date.
† Assuming that the total number of calendar days in each semiannual period is 182.5.

We cannot predict the actual Indicative Note Price on any Observation Date or the market value of your notes, nor can we predict the relationship between the Indicative Note Price and the market value of your notes at any time prior to the maturity date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on the actual Indicative Note Price on the Final Observation Date and the Investor Fee. Moreover, the assumptions on which the hypothetical returns are based, including the assumption that the Investor Fee accrues semiannually and that the Index Factor, the Investor Fee and the Indicative Note Price are calculated semiannually, are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your notes, if any, on the maturity date may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index Closing Level on any trading day or what the value of your notes may be.  Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the notes.  The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the notes.

The hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.  These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

JPMorgan Structured Investments —	RS-13
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

Hypothetical Back-tested Data and Historical Information

The following graph sets forth the hypothetical back-tested performance of the Index based on the hypothetical back-tested weekly Index Closing Levels from January 2, 2009 through September 27, 2013, and the historical performance of the Index based on the weekly Index Closing Levels from October 4, 2013 through July 11, 2014.  The Index was created as of the close of business on September 30, 2013.  The Index Closing Level on July 11, 2014 was 106.5218.  We obtained the Index Closing Levels below from Bloomberg Financial Markets, without independent verification.

The hypothetical back-tested and historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the Index Closing Level on any Observation Date.  We cannot give you assurance that the performance of the Index will result in the return of any of your principal.  The hypothetical back-tested performance of the Index set forth in the following graph was calculated on materially the same basis as the performance of the Index is now calculated, but does not represent the actual historical performance of the Index.

The hypothetical historical levels above have not been verified by an independent third party.  The back-tested, hypothetical historical results above have inherent limitations.  These back-tested results are achieved by means of a retroactive application of a back-tested model designed with the benefit of hindsight.  No representation is made that an investment in the notes will or is likely to achieve returns similar to those shown.

Alternative modeling techniques or assumptions would produce different hypothetical historical information that might prove to be more appropriate and that might differ significantly from the hypothetical historical information set forth above.  Hypothetical back-tested results are neither an indicator nor a guarantee of future returns.  Actual results will vary, perhaps materially, from the analysis implied in the hypothetical historical information that forms part of the information contained in the chart above.

Supplemental Use of Proceeds

The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the notes.

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes.  See “What Is the Payment at Maturity, Assuming a Range of Performances for the Index” in this reopening supplement for an illustration of the risk-return profile of the notes and “The J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index” in this reopening supplement for a description of the market exposure provided by the notes.

The original issue price of the notes reflects JPMS’s estimated value of the notes.

For purposes of the notes offered by this reopening supplement, the first and second paragraphs of the section entitled “Use of Proceeds and Hedging” on page PS-43 of the accompanying product supplement no. 2-I are deemed deleted in their entirety.  Please refer instead to the discussion set forth above.

JPMorgan Structured Investments —	RS-14
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

Reopening Issuances

We may, at our sole discretion, “reopen” the notes based on market conditions at that time.  These further issuances, if any, will be consolidated to form a single sub-series with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement.  The price of any additional offering will be determined at the time of pricing of that offering.  We have no obligation to take your interests into account when deciding to issue additional notes.

Validity of the Reopened Notes

In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the reopened notes offered by this reopening supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such reopened notes will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the reopened notes and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 29, 2012, which was filed as an exhibit to a Current Report on Form 8-K by us on March 29, 2012.

JPMorgan Structured Investments —	RS-15
Return Notes Linked to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

APPENDIX A

J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

Index Supplement
to the
J.P. Morgan Bespoke Commodity Index
Standard Terms

© All Rights Reserved

September 2013, as amended and restated as of July 11, 2014

(this Index Supplement incorporates the terms and conditions set forth in the J.P. Morgan Bespoke Commodity Standard Terms, as amended and restated from time to time)

1.	An Introduction to the J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index

The J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index (the “Index” or the “JPMorgan Index”) is a total return index that references seven (7) Components, which are set forth in Section 4 herein.  Each Component references a Long Constituent that represents an underlying commodity or commodity sector.  The Index rebalances its weight to each Component on each Rebalancing Date, which is the eleventh (11th) Calculation Day of each calendar month, based on observations made on the Rebalancing Determination Date, which is tenth (10th) Calculation Day of each calendar month.  The weight of each Long Constituent is determined by reference to the weight of such commodity or commodity sector as represented in the Bloomberg Commodity Index.

2.	This Document and its Relationship to the Standard Terms

This document, the Index Supplement (the “Index Supplement”) for the Index, sets forth index level specific terms needed to calculate this specific Index.

This document should be read in conjunction with the J.P. Morgan Bespoke Commodity Index Standard Terms (as amended and restated from time to time, the “Standard Terms”).  The current version of the Standard Terms is available at the following hyperlink:

http://www.jpmorgan.com/directdoc/Bespoke_Index_Standard_Terms_February_2011_Final.pdf

The Index Rules for the J.P. Morgan Contag Indices referenced by the Index are available at:

http://www.jpmorgan.com/directdoc/JPM_Contag_Module_A_B_Bii.pdf

The Index Rules for JPMorgan Commodity Curve Indices referenced by the Index are available at:

http://www.jpmorgan.com/directdoc/JPMCCI_2013.pdf

 The Index Rules for JPMorgan Backwardation Select Indices referenced by the Index are available at:

http://www.jpmorgan.com/directdoc/Backwardation_Select_Sector_Indices.pdf

This document explains index level specific terms (for example, this Index Supplement will specify the Constituents of the Index, the applicable Component Weights of such Constituents and other index specific items) and supplements the general form set forth in the Standard Terms.  This Index Supplement together with the Standard Terms will constitute the “Index Rules.”

For the avoidance of doubt, this Index Supplement may include a provision, formula or definition, and such provision, formula or definition will supersede and replace the relevant provision, formula or definition set forth in the Standard Terms.

This document may be amended or supplemented from time to time at the discretion of the Index Calculation Agent and will be re-published no later than thirty (30) calendar days following such amendment or supplement.

This document is published by J.P. Morgan Securities plc (“JPMS plc”) of 25 Bank Street, Canary Wharf, London, E14 5JP, United Kingdom in its capacity as Index Calculation Agent.  A copy of this document is available from the Index Calculation Agent.

ALL PERSONS READING THIS INDEX SUPPLEMENT SHOULD REFER TO THE DISCLAIMERS AND CONFLICTS SECTIONS SET OUT IN THE ACCOMPANYING STANDARD

TERMS AND CONSIDER THE INFORMATION CONTAINED IN THIS INDEX SUPPLEMENT IN LIGHT OF SUCH DISCLAIMERS AND CONFLICTS OF INTEREST.

NOTHING HEREIN CONSTITUTES AN OFFER TO BUY OR SELL ANY FINANCIAL PRODUCT, PARTICIPATE IN ANY TRANSACTION OR ADOPT ANY INVESTMENT STRATEGY OR LEGAL, TAX, REGULATORY OR ACCOUNTING ADVICE.

Each of JPMS plc and its affiliates may have positions or engage in transactions in securities or other financial instruments based on or indexed or otherwise related to the Index.

3.	General Terms relating to the Index

The following terms set forth certain economics related to the Index.  Terms relating to the composition of the Index are set forth on the following page.

Index Name:	J.P. Morgan Enhanced Beta Select Backwardation Alternative Benchmark Total Return Index
Index Inception Date:
December 31, 1999.  For the avoidance of doubt, the Index was first published on a “live” basis on September 30, 2013.  Any Index Level prior to such date is hypothetical.  See “Hypothetical Back-Tested Historical Levels” herein.

Initial Index Level:	15.2081. The Index Level shall be published to 7 significant figures.
Bloomberg Page:	JBACDJST <Index>
Index Type:	Total Return
Rebalancing Date Integer:	1 (the first Calculation Day of each Rebalancing Period)
Rebalancing Determination Date:	The 10th Calculation Day of each calendar month
Volatility Targeting:	Not Applicable
Target Index Volatility:	Not Applicable
Volatility Targeting Lookback 1:	Not Applicable
Volatility Targeting Lookback 2:	Not Applicable
Maximum Index Leverage:	Not Applicable
Minimum Index Leverage:	Not Applicable
Replication Adjustment Rate:	0.00%
Index Calculation Agent:	JPMS plc

4.	Components and Constituents Comprising the Index

The Index is composed of the following Components, which each consist of a single Long Constituent.  Table A specifies the relevant Components for the Index.  The Index has seven (7) Components, and each Component will have a Component Weight that is determined on each Rebalancing Determination Date as set forth in Section 5 below.  Each of the Components will have a single Underlying Index of Long Constituent and no Underlying Index of Short Constituent.  Therefore, Volatility Matching, Volatility Matching Lookback, Maximum Short Constituent Leverage and Minimum Short Constituent Leverage are all “Not Applicable” for the purposes of the Standard Terms because such features are related to the Short Constituent.

Table A: Components, the Long Constituents and Bloomberg Tickers for the Long Constituents

Component Designation	Component Weight	Underlying Index of Long Constituent	Bloomberg Ticker for Underlying Index of Long Constituent
Component 1	See Section 5 herein	J.P. Morgan Contag Beta Gold Excess Return Index	JCTABGCE
Component 2	See Section 5 herein	J.P. Morgan Contag Beta Silver Excess Return Index	JCTABSIE
Component 3	See Section 5 herein	JPMorgan Commodity Curve Ex-Front Month Live Cattle Excess Return Index	JMCXXLCE
Component 4	See Section 5 herein	JPMorgan Commodity Curve Ex-Front Month Lean Hogs Excess Return Index	JMCXXLHE
Component 5	See Section 5 herein	J.P. Morgan Backwardation Select Energy Sector Excess Return Index	JBACSENE
Component 6	See Section 5 herein	J.P. Morgan Backwardation Select Base Metals Sector Excess Return Index	JBACSBME
Component 7	See Section 5 herein	J.P. Morgan Backwardation Select Agriculture Sector Excess Return Index	JBACSAGE

5.	Component Weights

With respect to Components 1, 2, 3 and 4 and each Rebalancing Determination Date, the applicable Component Weight for a Component will be the most recently published Official Daily Bloomberg Weight (as defined below) for the applicable Underlying Commodity that is associated with the Bloomberg commodity sub-index referencing the Underlying Commodity related to that Component that is published prior to such Rebalancing Determination Date by Bloomberg Finance L.P. (or any of its successors or affiliates, each, a “Bloomberg-related Entity”).

With respect to Components 5, 6 and 7 and each Rebalancing Determination Date, the applicable Component Weight for a Component will be the aggregate sum of most recently published Official Daily Bloomberg Weight (as defined below) for the Underlying Commodity in the applicable Commodity Sector that is associated with the Bloomberg commodity sub-index referencing the underlying commodity related to that Component that is published prior to such Rebalancing Determination Date by the relevant Bloomberg -related Entity defined in the prior paragraph.

Table B sets forth the Components, Long Constituents associated with the Component, their respective Underlying Commodities and their respective Commodity Sectors (if applicable) for each Component.

Table B: Components, Long Constituents Underlying Commodities and Commodity Sectors

Component Designation	Long Constituent	Commodity Sector	Underlying Commodity
Component 1	J.P. Morgan Contag Beta Gold Excess Return Index	None	Gold
Component 2	J.P. Morgan Contag Beta Silver Excess Return Index	None	Silver
Component 3	JPMorgan Commodity Curve Ex-Front Month Live Cattle Excess Return Index	None	Live Cattle
Component 4	JPMorgan Commodity Curve Ex-Front Month Lean Hogs Excess Return Index	None	Lean Hogs
Component 5	J.P. Morgan Backwardation Select Energy Sector Excess Return Index	Energy	WTI Crude Oil, Brent Crude Oil, Heating Oil, Gasoline (RBOB), Natural Gas
Component 6	J.P. Morgan Backwardation Select Base Metals Sector Excess Return Index	Base Metals	Aluminum, Comex Copper, Nickel, Zinc
Component 7	J.P. Morgan Backwardation Select Agriculture Sector Excess Return Index	Agriculture	Soybean Oil, Corn, Cotton, Coffee, Sugar, Soybean, Wheat, Kansas Wheat, Soybean Meal

“Official Daily Bloomberg Weight” means, with respect to any Underlying Commodity and:

(a)
any Rebalancing Determination Date on or after July 1, 2014, the aggregate commodity weight for futures contracts on such commodity in the Bloomberg Commodity Index as published by the applicable Bloomberg-related Entity on the following FTP server: ftp://bfmrr.bloomberg.com/ under the file name beginning “change_file_DJUBS_[Date].xls”, where “[Date]” is the date of the applicable Rebalancing Determination Date, expressed in terms of year, month and day (e.g., change_file_DJUBS_20140708.xls for the weights as of July 8, 2014)—such weights are under the tab in MS excel titled “opening”; provided, however that if such weights are not published by the relevant Bloomberg-related Entity or are otherwise unavailable to the Index Calculation Agent on such Rebalancing Determination Date, the Index Calculation Agent may determine such weights in good faith and a commercially reasonable manner. For the avoidance of doubt, if such Rebalancing Determination Date is a “roll day” and more than one weight for an applicable commodity appears on the excel spreadsheet, the Index Calculation Agent will calculate the commodity weight based on the sum of the weights associated with any futures contract for such commodity as listed under the excel spreadsheet described above; and

(b)
any Rebalancing Determination Date prior to July 1, 2014, the aggregate commodity weight for futures contracts on such commodity in the DJ-UBS Commodity Index Excess Return as published by DJI Opco or UBS Securities (each, a “DJUBS-related Entity”) on the following FTP server: ftp://edx.standardandpoors.com/ under the file name beginning “change_file_DJUBS_[Date].xls”, where “[Date]” is the date of the applicable Rebalancing Determination Date, expressed in terms of year, month and day (e.g., change_file_DJUBS_20130114.xls for the weights as of January 14, 2013)—such weights are under the tab in MS excel titled “opening”; provided, however that if such weights are not published by the relevant DJUBS-related Entity or are otherwise unavailable to the Index Calculation Agent on such Rebalancing Determination Date, the Index Calculation Agent may determine such weights in good faith and a commercially reasonable manner. For the avoidance of doubt, if such Rebalancing Determination Date is a “roll day” and more than one weight for an applicable commodity appears on the excel spreadsheet, the Index Calculation Agent will calculate the commodity weight based on the sum of the weights associated with any futures contract for such commodity as listed under the excel spreadsheet described above

6.	Future Amendments

The Index Calculation Agent may amend this Index Supplement to add or remove commodities (and the relevant provisions related to those commodities) to the extent a Bloomberg -related Entity adds a commodity to or removes a commodity from the Bloomberg Commodity Index.  To the extent the Index Calculation Agent amends this Index Supplement, the Index Calculation Agent will define certain terms that are relevant to that new commodity, including but not limited to the information set forth in Sections 5 and 6 herein.  The Index Calculation Agent shall not be required to seek the consent, written or otherwise, of any person who may own an interest in a financial product that is linked to the Index.

In addition, to the extent that the relevant Bloomberg -related Entity changes the convention used for publishing the Official Daily Bloomberg Weights, the Index Calculation Agent may amend this Index Supplement to account for such change.

7.	Hypothetical Back-Tested Historical Levels

The hypothetical back-tested historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the levels or performance of the Index on a future date.  Any hypothetical back-tested historical levels related to the Index may not have been verified by an independent third party, and such results have inherent limitations.  Back-tested results are achieved by means of a retroactive application of a back-tested model designed with the benefit of hindsight.  The Index Calculation Agent, in calculating hypothetical back-tested historical index levels, may have applied the disruption provisions set forth in the Standard Terms differently than it otherwise would have applied such provisions in a “live” calculation scenario.  Additionally, the precision and rounding of index levels (or other calculated values) may differ from the methodology applied on a going forward basis.  No representation is made that any investment that references the Index will or is likely to achieve returns similar to any hypothetical back-tested historical returns.  Alternative modelling techniques or assumptions might provide different results.  Finally, hypothetical back-tested results of past performance are neither an indicator nor a guarantee of future performance or returns.  Actual results may vary from such hypothetical back-tested levels.

8.	Cancellation of relevant license or dispute, impairment or cessation that affects rights

If, at any time, any license granted (if required) to the Index Sponsor or the Index Calculation Agent (or any of their affiliates) to use any price, level or value (each, an “Affected Constituent”) reference by the Index or any one of its Constituents terminates, or the rights of the Index Sponsor or the Index Calculation Agent (or any of their affiliates) to use an Affected Constituent for the purposes of such Index or any one of its Constituents is otherwise disputed, impaired or ceases (for any reason), then the Index Calculation Agent may (i) exclude the Affected Constituent from the Index or its affected Constituent or substitute another price, level or value for the Affected Constituent in the Index or its affected Constituent, and in either case may adjust the Index Rules as it determines to be appropriate to account for such event including, without limitation, in the case of substitution selecting (a) a replacement futures contract, options contract and/or index having characteristics similar to the Affected Constituent and (b) the date such replacement is effective or (ii) cease publication of the Index or its affected Constituent on such date as is determined by the Index Calculation Agent.

9.	Index Disclaimers

“Bloomberg®”, “Bloomberg Commodity IndexSM)” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by JPMC plc.

The JPMorgan Index is not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their subsidiaries or affiliates.  None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the JPMorgan Index or any member of the public regarding the advisability of investing in securities or commodities generally or in the Index particularly. The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Commodity IndexSM, which is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to JPMC plc or the JPMorgan Index. Bloomberg and UBS Securities have no obligation to take the needs of JPMC plc or the owners of the JPMorgan Index into consideration in determining, composing or calculating Bloomberg Commodity IndexSM. None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Index to be issued or in the determination or calculation of the equation by which the Index is to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Index customers, in connection with the administration, marketing or trading of the Index. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Index currently being issued by Licensee, but which may be similar to and competitive with the Index. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg Commodity IndexSM and Bloomberg Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg Commodity IndexSM and Index.

The Index Supplement relates only to the Index and does not relate to the exchange-traded physical commodities underlying any of the Bloomberg Commodity IndexSM components.  Purchasers of the

Index should not conclude that the inclusion of a futures contract in the Bloomberg Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates.  The information in the Index Supplement regarding the Bloomberg Commodity IndexSM components has been derived solely from publicly available documents.  None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Bloomberg Commodity IndexSM components in connection with the Index.  None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Bloomberg Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMC PLC, OWNERS OF THE INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO.  NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY LOST PROFITS OR  INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES OR LOSSES—ARISING IN CONNECTION WITH THE BLOOMBERG COMMODIT INDEX OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS SECURITIES AND JPMC PLC, OTHER THAN UBS AG.